UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Attis Industries Inc.

(Name of Registrant as Specified in Its Charter)

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ATTIS INDUSTRIES INC.

12540 Broadwell Road, Suite 2104

Milton, GA 30004

(678) 580-5661

February 5, 2019

Dear Attis Industries Inc. Stockholder:

Our Board of Directors (the “Board”) has called and invites you to attend a Special Meeting of Shareholders (the “Meeting”) of Attis Industries Inc. (together with any subsidiaries, the “Company”, “Attis”, “we”, “us” or “our”). The Meeting will be held on March 7, 2019 at 10:00 a.m. Eastern Time at 376 Owens Road, Fulton, New York 13069.

At the Meeting, you will be asked to authorize:

●	the granting of discretionary authority to the Board, at any time or times for a period of up to six months from the date of the Meeting, to adopt an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio up to 1 for 18, such ratio to be determined by the Board, or conversely, to determine not to proceed with the reverse stock split (the “Reverse Stock Split”).

The Reverse Stock Split (the “Action”) is more fully described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. The enclosed Notice of Special Meeting of Shareholders and Proxy Statement contain details about the business to be conducted at the Meeting. To ensure that your shares are represented at the Meeting, we urge you to mark your choice on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided.

Even if you plan to attend the Meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the Meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

If you have any questions regarding the attached Proxy Statement or need assistance in voting your shares of common stock, please contact our proxy solicitor, D.F. King & Co. Inc., at (800) 207-3159.

Thank you for your support.

By Order of the Board of Directors

/s/ Jeffrey Cosman
Jeffrey Cosman
February 5, 2019	Chief Executive Officer and Chairman

ATTIS INDUSTRIES INC.

12540 Broadwell Road, Suite 2104

Milton, GA 30004

(678) 580-5661

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD March 7, 2019

Dear Attis Industries Inc. Stockholder:

Attis Industries Inc. (together with any subsidiaries, the “Company”, “Attis”, “we”, “us” or “our”) will hold a Special Meeting of Shareholders (the “Meeting”). The Meeting will be held on March 7, 2019 at 10:00 a.m. Eastern Time at 376 Owens Road, Fulton, New York 13069, for the following purpose:

●	to grant discretionary authority to the Board, at any time or times for a period of up to six months from the date of the Meeting, to adopt an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio up to 1 for 18, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”).

The holders of record of the Company’s common stock (“Common Stock”), at the close of business on February 1, 2019 are entitled to notice of and to vote at the Special Meeting with respect to the Reverse Stock Split. The holders of record of at least a majority of the shares of Common Stock of the Company entitled to vote must be present in person or represented by proxy in order to hold the Special Meeting. Accordingly, it is important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting, please complete the enclosed proxy card and sign, date and return it promptly in the enclosed postage-paid envelope. If you do plan to attend the Special Meeting in person, you may withdraw your proxy and vote personally on all matters brought before the Special Meeting. The Board of Directors recommends that you vote FOR the Reverse Stock Split.  This matter is more fully described in the Proxy Statement accompanying this Notice.

If you have any questions regarding the attached Proxy Statement or need assistance in voting your shares of common stock, please contact our proxy solicitor, D.F. King & Co. Inc., at (800) 207-3159.

By Order of the Board of Directors,

Date: February 5, 2019	/s/ Jeffrey Cosman
Jeffrey Cosman
Chief Executive Officer

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON March 7, 2019.

Our proxy statement, which is enclosed with this mailing, is also available at https://www.iproxydirect.com/ATIS.

12540 Broadwell Road, Suite 2104

Milton, GA 30004

(678) 580-5661

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON March 7, 2019

GENERAL INFORMATION ABOUT THE PROXY

STATEMENT AND SPECIAL MEETING

GENERAL

This Proxy Statement is being furnished to the shareholders of Attis Industries Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Special Meeting of Shareholders to be held at 376 Owens Road, Fulton, New York 13069 on March 7, 2019, and at any and all adjournments or postponements thereof (the “Special Meeting”) for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders. Accompanying this Proxy Statement is a proxy/voting instruction form (the “Proxy”) for the Special Meeting, which you may use to indicate your vote as to the proposal described in this Proxy Statement. It is contemplated that this Proxy Statement and the accompanying form of Proxy will be first mailed to Attis’s shareholders on or about February 5, 2019.

VOTING SECURITIES

Only shareholders of record as of the close of business on February 1, 2019 (the “Record Date”) will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.  As of the Record Date, there were 27,526,467 shares of common stock (“Common Stock”), issued and outstanding and entitled to vote, representing approximately 140 holders of record, with each share of Common Stock entitled to one vote.  Shareholders may vote in person or by proxy. The presence in person or by proxy of the holders of a majority of the total voting power of the issued and outstanding Common Stock is necessary to constitute a quorum at this meeting. In the absence of a quorum at the Special Meeting, the Special Meeting may be postponed or adjourned from time to time without notice, other than announcement at the Special Meeting, until a quorum is formed. The enclosed Proxy reflects the number of shares that you are entitled to vote.

The approval of at least a majority of the votes cast by the holders of Common Stock issued and outstanding as of the record date and entitled to vote at the Special Meeting is required to approve the Reverse Stock Split. Abstentions are counted as “shares present” at the Special Meeting for purposes of determining the presence of a quorum, while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered “shares present” with respect to any matter. Abstentions will operate in the same manner as a vote against such proposal.

Shareholders List

For a period of at least ten days prior to the Special Meeting, a complete list of shareholders entitled to vote at the Special Meeting will be available at the principal executive offices of the Company located at 12540 Broadwell Road, Suite 2104, Milton, GA 30004 so that shareholders of record may inspect the list only for proper purposes.

VOTING OF PROXIES

All valid proxies received prior to the Special Meeting will be voted.  The Board of Directors recommends that you vote by proxy even if you plan to attend the Special Meeting.  To vote by proxy, you must fill out the enclosed Proxy, sign and date it, and return it in the enclosed postage-paid envelope or to go https://www.iproxydirect.com/ATIS to place your vote online.  Voting by proxy will not limit your right to vote at the Special Meeting if you attend the Special Meeting and vote in person.  However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record to be able to vote at the Special Meeting.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.” The Reverse Stock Split is a matter that we believe will be considered routine under the relevant securities exchange rules. The “routine” treatment of this proposal does not affect the seriousness with which we treat it. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

REVOCABILITY OF PROXIES

All Proxies which are properly completed, signed and returned prior to the Special Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices located at 12540 Broadwell Road, Suite 2104, Milton, GA 30004, a written notice of revocation or a duly-executed Proxy bearing a later date or by attending the Special Meeting and voting in person.

DISSENTER’S RIGHTS

Holders of our voting securities do not have dissenter’s rights under New York law in connection with the proposals contemplated by this Proxy.

REQUIRED VOTE

Assuming the presence of a quorum at the Special Meeting:

The affirmative vote of a majority of the votes cast by the shares of Common Stock shares present at the meeting, in person or by proxy, and entitled to vote is required to approve the Reverse Stock Split (the “Action”).

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented.  For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast “FOR” or “AGAINST” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” the proposed Reverse Stock Split and amendment to the Certificate of Incorporation.

EXPENSES OF SOLICITATION

The Company will pay the costs of soliciting proxies from stockholders. We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for a fee of $7,000 plus reimbursement of expenses. In addition to solicitation by mail and by D.F. King, our directors, officers and regular employees may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone.

PRINCIPAL SHAREHOLDERS

The following sets forth information as of February 4, 2019, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding Common Stock, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officer as a group.

This table is prepared based on information supplied to us by the listed security holders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Attis Industries Inc., 12540 Broadwell Road, Suite 2104, Milton, GA 30004.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class	Series A Preferred Stock Owned Beneficially	Percent of Class	Series D Preferred Stock Owned Beneficially	Percent of Class	Series E Preferred Stock Owned Beneficially	Percent of Class	Series F Preferred Stock Owned Beneficially (1)	Percent of Class Owned Beneficially	Series G Preferred Stock Owned Beneficially (2)	Percent of Class Owned Beneficially
Named Executive Officers and Directors
Jeffrey S. Cosman, Chief Executive Officer, Chairman (3)	1,358,660	4.94%	51	100.00%	―	―	―	―	―	―	―	―
Chris Diaz, Chief Financial Officer	―	―	―	―	―	―	―	―	―	―	―	―
J. Gregory Pilewicz, President	―	―	―	―	―	―	―	―	―	―	―	―
Joseph Ardagna, Director (4)	21,583	*	―	―	―	―	―	―	―	―	―	―
Jackson Davis, Director (4)	21,583	*	―	―	―	―	―	―	―	―	―	―
Thomas Cowee, Director (4)	21,583	*	―	―	―	―	―	―	―	―	―	―
All directors and officers as a group (6 persons)	1,423,409	5.17%	51	100.00%	―	―	―	―	―	―	―	―
5% or greater shareholders
Clayton Struve 175 W. Jackson Blvd., Suite 440 Chicago, IL 60604 (5)	2,194,927	7.92%	―	―	97,850	91.49%	150,000	93.17%	―	―	―	―
YA II PN, Ltd. 1012 Springfield Avenue, Mountainside, NJ 07092 (6)	3,058,496	9.99%	―	―	―	―	―	―	―	―	11,750	5.8%
Bruce Evans 4351 Gulf Shore Blvd N Naples, FL 34103	―	―	―	―	―	―	―	―	277.78	10.00%	―	―
EXO Opportunity Fund LLC c/o Sonageri & Fallon LLC, 411 Hackensack Avenue, Hackensack, New Jersey 07601 (7)	1,000,000	3.63%	―	―	―	―	―	―	―	―	38,250	18.9%
Goldman Sachs & Co. LLC 200 West Street, New York, New York 10282	421,236	1.89%	―	―	―	―	―	―	2,500.00	90.00%	―	―
GreenShift Corporation 5950 Shiloh Road East, Suite N Alpharetta, GA 30005 (8)	1,000,000	3.63%	―	―	―	―	―	―	―	―	130,000	64.1%
Gaula Ventures LLC McFarlin Lane, Milton, Georgia 30004 (9)	1,000,000	3.63%	―	―	―	―	―	―	―	―	22,600	11.2%
Hudson Bay Master Fund Ltd. 777 Third Avenue, 30th Floor, New York, NY 10017 (10)	3,058,496	9.99%	―	―	―	―	―	―	―	―	―	―
Intracoastal Capital LLC 245 Palm Trail, Delray Beach, Florida 33483 (11)	1,957,510	6.64%
Total	15,114,074	41.90%	51	100.00%	97,850	91.49%	150,00000	93.17%	2,778.78	100%	202,600	100%

* Less than 1%

(1)	Shares of Series F Preferred Stock, having a Stated Value of $1,000 per share, are convertible into shares of Common Stock at $0.50 per share, subject to certain adjustments, but may not be converted to the extent that it would result in such owner holding more than 9.99% of the issued and outstanding shares of Common Stock, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares.

(2)	Shares of Series G Preferred Stock, having a Stated Value of $100 per share, are convertible into shares of Common Stock at $0.50 per share, subject to certain adjustments, but may not be converted to the extent that it would result in such owner holding more than 9.99% of the issued and outstanding shares of Common Stock, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares.

(3)	Includes 1,560 shares of the Common Stock of the Company issued to Rush the Puck, LLC, a limited liability company in which Mr. Cosman and his wife are the sole members and 20,000 shares of the Common Stock of the Company issued, in the aggregate, to four limited liability companies in which Mr. Cosman is the manager. Includes 302,663 warrants to purchase Common Stock at an exercise price of $5.16 per share. Does not reflect voting power conferred by ownership of Series A Preferred Stock.

(4)	Excludes 3,750 non-employee options to purchase Common Stock at $20 per share.

(5)	Includes 181,598 warrants to purchase Common Stock at an exercise price of $5.16 per share; does not include (i) 978,500 shares of Common Stock underlying shares of Series D Preferred Stock, which may not be converted to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares, (ii) 1,100,000 shares of Common Stock underlying shares of Series E Preferred Stock, which may not be converted to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares, (iii) 1,467,750 warrants to purchase Common Stock at an exercise price of $1.44 per share, which may not be exercised to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares; and (v) 1,650,000 warrants to purchase Common Stock at an exercise price of $1.20 per share, which may not be exercised to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares.

(6)	Yorkville Advisors Global, LP (“Yorkville LP”) is YA II PN, Ltd’s investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Managing Member, Matthew Beckman. Based on Amendment No.1 to Schedule 13G filed on January 11, 2019, each of YA II and D-Beta One EQ, Ltd. (“D-Beta”) hold 3,500 shares of Series G Convertible Preferred Stock, which are convertible into Attis’ Common Stock at exercise prices of $0.49368 per share. D-Beta is the holder of warrants to purchase 750,000 shares of the Company’s Common Stock at an exercise price of $0.49368 per share. Each of the shares of Series G Convertible Preferred Stock and the Warrants contain ownership caps prohibiting YA II, D-Beta and their affiliates from converting or exercising any of them to the extent that after giving effect to such exercise, YA II, D-Beta and its affiliates would beneficially own more than 9.99% of Attis’ Common Stock. Delta Beta Advisors, LLC (“D-Beta”) is D-Beta One’s investment manager. All investment decisions for D-Beta are made by D-Beta’s Managing Member, Matthew Beckman. YA and D-Beta One may be deemed affiliates of one another through common management and ownership.

(7)	EXO Opportunity Fund LLC (“EXO”) beneficially owns 1,000,000 shares of Common Stock and is the holder of 38,250 shares of Series G Convertible Preferred Stock. All investment decisions for EXO are made by EXO’s Manager, Mary Carroll. Acutus Capital LLC is the sole member of EXO, and James Sonageri is the sole member and manager of Acutus Capital LLC.

(8)	GreenShift Corporation (“GreenShift”) beneficially owns 1,000,000 shares of Common Stock and is the holder of 130,000 shares of Series G Convertible Preferred Stock. All investment decisions for GreenShift are made by GreenShift’s Chief Executive Officer, Kevin Kreisler. Viridis Capital LLC is the owner of 80% of the capital stock of GreenShift, and Mr. Kreisler is the sole member and manager of Viridis Capital LLC.

(9)	Gaula Ventures LLC (“Gaula”) beneficially owns 1,000,000 shares of Common Stock and is the holder of 22,600 shares of Series G Convertible Preferred Stock. All investment decisions for Gaula are made by Gaula’s Manager, David Winsness. Mr. Winsness is the owner of the majority equity interests in Gaula.

(10)	According to the Schedule 13G filed on February 1, 2019, Hudson Bay Capital Management LP is the investment manager of Hudson Bay Master Fund Ltd. Hudson Bay Capital Management LP may be deemed to be the beneficial owner of all shares of Common Stock, subject to the 9.99% Blocker, if any, underlying the securities held by Hudson Bay Master Fund Ltd. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager. Mr. Gerber disclaims beneficial ownership of these securities.

(11)	Includes 1,948,159 shares of Common Stock issuable upon exercise of warrants in the aggregate represent beneficial ownership of approximately 6.64% of the Common Stock. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

PROPOSAL NO.1

AT ANY TIME OR TIMES FOR A PERIOD OF UP TO SIX MONTHS FROM THE DATE OF THE MEETING, TO ADOPT AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), TO EFFECT A REVERSE STOCK SPLIT AT A RATIO UP TO 1 FOR 18, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT

Our Board of Directors has unanimously approved and declared advisable an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of all issued and outstanding shares of our Common Stock, in a ratio of up to 1 for 18, in order to, among other things, assist the Company in its effort to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires the Company to maintain a minimum bid price of $1.00 per share.

The precise ratio of the proposed Reverse Stock Split shall be a whole number within this range, determined in the sole discretion of our Board of Directors. It is expected that such determination, if any, shall occur at some time on or prior to March 14, 2019. By approving this proposal, stockholders will give our Board of Directors authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of Common Stock will be automatically reclassified up to and including a ratio of 1-for-18. Our Board of Directors believes that providing our Board of Directors with this grant of authority with respect to setting the reverse split ratio, rather than approval of a pre-determined reverse stock split ratio, will give our Board of Directors the flexibility to set the ratio in accordance with current market conditions and, therefore, allow our Board of Directors to act in the best interests of the Company and our stockholders.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

●	prevailing general market and economic conditions; and

●	Nasdaq Listing Rule 5550(a)(2), which requires the Company to maintain a minimum bid price of $1.00 per share.

If our stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the reverse stock split, we will file a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New York (the “New York Secretary of State”) to effect the proposed Reverse Stock Split, in the form attached to this proxy statement as Appendix A. Our Board of Directors has approved and declared advisable the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation as set forth in the Certificate of Amendment, in the form attached to this proxy statement as Appendix A. If the proposed Reverse Stock Split is effected, then the number of issued and outstanding shares of our Common Stock would be reduced. Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the New York Secretary of State, even if the adoption of the amendment is approved by the stockholders. If the Certificate of Amendment is not filed with the New York Secretary of State prior to September 7, 2019, our Board of Directors will abandon the amendment and the Reverse Stock Split will not be effected. Thus, the Board of Directors, at its discretion, may cause the filing of the Certificate of Amendment (following stockholder approval) to effect the Reverse Stock Split or abandon the amendment and not effect the Reverse Stock Split if it determines that any such action is or is not in the best interests of our Company and stockholders.

Prior to filing the amendment to the Certificate of Amendment reflecting the Reverse Stock Split, we must first notify Nasdaq of the anticipated record date of the Reverse Stock Split.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Purpose of Proposed Reverse Stock Split

Each securities exchange has its own listing criteria. Nasdaq Listing Rule 5550(a)(2) requires the Company to maintain a minimum bid price of $1.00 per share to maintain its listing on the Nasdaq Capital Market. On February 4, 2019, the sale price of our Common Stock on the Nasdaq was $0.33 per share. A decrease in the number of issued and outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that our per share market price of our Common Stock trades above the required price. However, we cannot provide any assurance that (i) we will regain compliance with Nasdaq Listing Rule 5550(a)(2), or other listing requirements, and in effect the Nasdaq Capital Market or (ii) even if we do, our minimum bid price would remain over the minimum bid price requirement of the Nasdaq Capital Market following the Reverse Stock Split.

Some investors prefer to invest in stocks that trade at a per share price range more typical of companies listed on the Nasdaq. Also, some brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in stocks priced below a certain level (for example, $5.00 per share) or tend to discourage individual brokers from recommending lower-priced stocks to their customers. As a result, we believe that the Reverse Stock Split may make our Common Stock more attractive to certain investors.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Common Stock. However, other factors, such as our financial results and financial outlook and investor perception of our future prospects, as well as general market and economic conditions, among many factors, may positively or negatively affect the trading price of our Common Stock. Therefore, even if the Reverse Stock Split is effected, the trading price of our Common Stock may not increase to a level we may have expected following the Reverse Stock Split or, if it does, the trading price of our Common Stock may decrease in the future. Additionally, the trading price per share of our Common Stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

We believe increasing the trading price of our Common Stock will assist in meeting the continued listing criteria of The Nasdaq Capital Market or any other such national securities exchange and is our best option to meet the bid price criteria to comply with the continued listing requirements. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

In addition, an increase in the per share trading value of our Common Stock would be beneficial to us because it would:

●	improve the perception of our Common Stock as an investment security;

●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

●	appeal to a broader range of investors to generate greater investor interest in us; and

●	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the Reverse Stock Split is effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a reverse stock split declines, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment). We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 1-for-18, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if effected, will depend on the actual ratio that is determined by our Board of Directors in accordance with the amendment to the Company’s Certificate of Incorporation.

Shares outstanding at February 4, 2019	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding
27,526,467	1-for-5	5,505,293	80%
27,526,467	1-for-10	2,752,646	90%
27,526,467	1-for-18	1,529,248	94%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Preferred Stock, Stock Options, Warrants. In addition, we would adjust all outstanding shares and/or conversion/exercise prices of any preferred stock, restricted stock units, stock options and warrants entitling the holders to purchase shares of our Common Stock, as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each security, and would increase the conversion/exercise price in accordance with the terms of each security based on the up to 1-for-18 ratio of the Reverse Stock Split (i.e., the number of shares issuable under such securities would be divided by up to 18 and the exercise price per share would be multiplied by up to 18). Additionally, depending on the market price of the Common Stock during the 10-trading day period preceding the effective date of the Reverse Stock Split, the Reverse Stock Split could result in a downward adjustment of the exercise price of certain warrants, which could, in turn, result in a downward adjustment of the exercise price of certain other securities to such same adjusted price.

Other Effects on Issued and Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the issued and outstanding shares of our Common Stock would be unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split would be fully paid and nonassessable.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Stock Split, we will continue to file periodic reports and comply with other requirements of the Exchange Act. Our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “ATIS”.

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock currently authorized. However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split.

As of the date hereof, we have 250,000,000 shares of authorized Common Stock, of which 27,526,467 shares of Common Stock, par value $0.025 per share, were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed Reverse Stock Split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Reverse Stock Split.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the reverse stock split, we will file with the New York Secretary of State a Certificate of Amendment to our Certificate of Incorporation, in the form attached to this proxy statement as Appendix A. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time.” Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Issuance of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the New York Business Corporation Law or under our Certificate of Incorporation, as amended, or our Amended and Restated Bylaws with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.025 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Securities and Exchange Commission (“SEC”) rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized but unissued shares of Common Stock could potentially deter takeovers, including takeovers that our Board of Directors determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Our Board of Directors is not aware of any attempt to take control of our business and has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of Common Stock that would become newly available for issuance as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only shareholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. Current tax law may change, possibly even retroactively. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Board Discretion to Implement the Reverse Stock Split

Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the New York Secretary of State, even if the adoption of the amendment is approved by the stockholders.

Required Vote

The affirmative vote of holders of a majority of the outstanding shares of Common Stock as of the Record Date, is required for approval of this proposal. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1

STOCKHOLDERS’ PROPOSALS

Pursuant to our Bylaws, because this is a special meeting of stockholders and we are not electing directors, our stockholders may not propose business to be brought at the Meeting.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you call or write us at the following address or phone number: Attis Industries Inc., 12540 Broadwell Road, Suite 2104, Milton, GA 30004 (678) 580-5661. If you want to receive separate copies of the proxy statement (and any other documents sent therewith) in the future or if you are receiving multiple copies and would like to receive only one (1) copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. Our officers and selected employees may solicit proxies from stockholders. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR SEC REPORTS TO EACH OF OUR STOCKHOLDERS OF RECORD ON THE RECORD DATE AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC. The Company files reports and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”). Copies of such filings may also be obtained by writing to the Company at 12540 Broadwell Road, Suite 2104, Milton, GA 30004.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” above.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Jeffrey Cosman
Jeffrey Cosman
February 5, 2019	Chief Executive Officer and Chairman

Appendix A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ATTIS INDUSTRIES INC.

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Attis Industries Inc. (the “Corporation”). The name under which it was originally formed is “CIP, Inc.”

SECOND: The certificate of incorporation of the Corporation (such certificate of incorporation, as amended or restated and in effect thereafter, the “Certificate of Incorporation”) was filed by the New York State Department of State on November 12, 1993.

THIRD: The Certificate of Incorporation is hereby amended as follows:

Paragraph FOURTH of the Certificate of Incorporation relating to capitalization of the corporations and designations of classes of preferred stock is amended to include the following as new paragraph l., following the final paragraph thereof:

“Upon the filing of this Certificate of Amendment to the Certificate of Incorporation, each _________ (___) shares of Common Stock of the Corporation issued and outstanding immediately prior to this Certificate of Amendment to the Certificate of Incorporation, without further action, will be automatically combined into and become one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”).  No fractional shares shall be issued upon the Reverse Stock Split; rather, each fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole number.  Each outstanding stock certificate of the Corporation, which prior to the filing of this Certificate of Amendment to the Certificate of Incorporation represented one or more shares of Common Stock, shall immediately after such filing represent that number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock represented on such certificates divided by (y) _____ (_____) (such adjusted shares, the “Reclassified Shares”), with any resulting fractional shares rounded up to the nearest whole share as set forth above.  Any options, warrants or other purchase rights, which prior to the filing of this Certificate of Amendment represented the right to acquire one or more shares of the Corporation’s Common Stock, shall immediately after such filing represent the right to acquire _________ (_____) of one (1) share of the Corporation’s Common Stock for each share of the Corporation’s Common Stock that such option, warrant or other purchase right previously represented the right to acquire.  The exercise price of such options, warrants and purchase rights shall be adjusted by multiplying the existing exercise price by ______ (____).

The number of authorized shares of Common Stock of the Corporation and the par value of such shares will not be affected by this Certificate of Amendment.

The Corporation shall, upon the request of each record holder of a certificate representing shares of Common Stock issued and outstanding immediately prior to the filing of this Certificate of Amendment to the Certificate of Incorporation, issue and deliver to such holder in exchange for such certificate a new certificate or certificates representing the Reclassified Shares.”

[Remainder of Page Intentionally Left Blank]

FOURTH: The certificate of amendment was authorized by: the vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

Name: Jeffrey S. Cosman Title: Chief Executive Officer

[Certificate of Amendment to Certificate of Incorporation of Attis Industries Inc.]

☐ FOLD AND DETACH HERE AND READ THE REVERSE SIDE☐

PROXY

ATTIS INDUSTRIES INC.

SPECIAL MEETING OF SHAREHOLDERS — March 7, 2019

The undersigned shareholder of Attis Industries Inc. (the “Company”) hereby appoints Jeffrey Cosman as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the Common Stock of the Company standing in the name of the undersigned at the close of business on February 1, 2019 at the Special Meeting of Shareholders of the Company to be held at 376 Owens Road, Fulton, New York 13069, at 10:00  a.m. Eastern Time on March 7, 2019, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting on the following matters.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSALS LISTED BELOW UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED BELOW.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY BY MAIL

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED BELOW.	Please mark boxes [*] or [X] in blue or black ink.	☒

	FOR	AGAINST	ABSTAIN
1. Proposal: Authorizing the Company for a period of up to six months from the date of the Meeting, to adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split in a ratio up to 1 for 18, such ratio to be determined by the Board, or to determine not to proceed with the Reverse Stock Split

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _________________________ Print Name ________________________ Signature _____________________
Print Name ________________________ DATED: _____________________,

SIGNATURE(S) should be exactly as name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

[Sign, date and return the Proxy Card promptly using the enclosed envelope.]